EXHIBIT 23
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                    CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements Form S-8 No. 333-49437 and Form S-3 No. 333-00047 of Banyan Strategic Realty Trust of our report dated March 5, 2002, except for the last paragraph of Note 1, as to which the date is March 14, 2002, with respect to the consolidated financial statements and schedule of Banyan Strategic Realty Trust included in the Annual Report (Form 10-K) for the year ended December 31, 2001.




                                       Ernst & Young LLP



Chicago, Illinois
March 20, 2002